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                                                                   EXHIBIT 10.12

                               CARRIER AGREEMENT

THIS AGREEMENT, made this __ day of October, 1998, by and between Telecommunications Service Center, Inc. a Delaware corporation, with offices at 412 East Madison, Suite 1200, Tampa, Fl. 33602 ("Carrier"), Lake Tel, Inc., a New Jersey corporation with offices c/o Gerald Resnick, Esq., 420 East 64th Street, E.PH.E., New York, New York 10021 ("Lake Tel"); and Capital One Bank, a Virginia banking corporation, having its principal offices at 11013 West Broad Street Road, Glen Allen, VA 23060 ("Capital One"),

                                   RECITALS:

      WHEREAS, the Carrier offers prepaid telecommunications services to the general public;

      WHEREAS, Capital One offers Mastercard and Visa branded credit card products, including but not limited to offer secured credit card products (hereinafter referred to as "Secured Credit Cards"), to the general public;

      WHEREAS, Lake Tel is a marketing agent working in conjunction with Capital One and is responsible for bringing Carrier and Capital One together to form this Agreement;

      WHEREAS, Carrier desires to allow Capital One to offer Secured Credit Cards to users of Carrier's services (the "Customers") and

      WHEREAS, Capital One is willing to offer its Secured Credit Cards and related services to and among the Customers subject to the terms and conditions hereinafter contained;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Carrier Program

      (a) During the term of this Agreement, Capital One shall have the right and license to market Secured Credit Cards and related products to Customers under this Agreement (the "Carrier Program").

      (b) Carrier shall place messages of approximately fifteen (15) seconds in length, on its telephone network (the "Messages") on behalf of Capital One which inform and encourage Customers to apply for a Secured Credit Card and provide a unique toll free number for doing so. Capital One may, at any time and in its sole discretion, require Carrier to cease placing messages for Customers.

      (c) Carrier and Capital One may also engage in other forms of advertising the Secured Credit Card to Customers as the parties may mutually agree in writing.

2. Mailing Lists.

      (a) To the extent available to Carrier, Carrier shall initially, and from time to time during the period of this Agreement, provide Capital One with lists of the Customers, including names and residential addresses and, where available, residential telephone numbers, via magnetic tape, cartridge, or any other media which is mutually agreed upon. Carrier shall use its best efforts to provide lists as complete as possible of all Customers.

      (b) Capital One, shall use the mailing, lists provided by Carrier on a basis consistent with the intent and terms of the Agreement, i.e. to market and service Secured Credit Cards, and shall not rent,
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use or permit any third party handling such mailing lists to use them for any other purpose. Capital One shall not rent or otherwise make available such mailing lists to any third party (except for the purposes of fulfilling obligations under this Agreement). The mailing lists provided by Carrier are and shall remain the sole property of Carrier, provided they have been provided to Capital One by Carrier at no expense to Capital One, except to the extent that such names are available to Capital One from another source. Capital One will, subject to applicable law requiring their retention, return such lists to Carrier or destroy them upon the expiration or termination of this Agreement. However, Capital One may maintain separately all information which it obtains as a result of any account relationship or an application for an account relationship with any Customer which shall become a part of Capital One's own files and which shall not be subject to this Agreement and will not imply or suggest any endorsement by Carrier.

3. Offering of Secured Credit Cards by Capital One

      Capital One shall offer Secured Credit Cards to Customers in accordance with the following provisions:

      (a) Capital One shall solely determine the terms of the Secured Credit Cards and the underlying account agreement which Capital One will offer to Customers. Capital One shall have the right to change the terms and pricing of accounts opened by Customers in accordance with Capital One's normal policies and procedures, uniformly applied to all of its customers.

      (b) Capital One shall, at its own expense, design and develop such marketing, promotion and solicitation materials, including the Messages, as it deems appropriate to promote the Carrier Program among Customers,

      (c) Subject to federal, state and local law and any other applicable rules and regulations (eg. Visa operating regulations), all Customers approved for accounts ("Cardholders") shall receive Secured Credit Cards issued by Capital One.

      (d) Capital One shall have the right to communicate information to the Cardholders which it normally sends its other card members and cross-sell other products to the Cardholders except that, during the term of this Agreement, Capital One shall not offer products or services to Cardholders which compete with products offered by Carrier.

      (e) Capital One shall have the absolute right to approve at its discretion the methods of promotional material distribution including whether to engage in such methods of solicitation and their duration except that Capital One shall be obligated to solicit Customers for Secured Credit Cards as set forth in Section 1.

4. Issuance of Secured Credit Cards

      (a) Capital One shall issue Secured Secured Credit Cards to interested Customers in accordance with Capital One's standard consumer credit card issuing policies and credit practices. All decisions concerning the credit worthiness of any potential Customer shall be made at the sole discretion of Capital One.

      (b) Secured Credit Cards issued by Capital One pursuant to the Carrier Program shall be governed by terms of card member agreements to be entered into between such persons and Capital One. Such card member agreements shall specify that the laws of the Commonwealth of Virginia, and as applicable, federal law, shall govern the terms and conditions of such account and the extension of credit by Capital One to the card member. Notwithstanding any other limitations contained in this Agreement, Capital One shall have the right to amend such card member agreements at any time in accordance with the card member agreement and applicable law.

      (c) Carrier Carrier shall not possess my ownership interest in Cards issued and accounts established pursuant to this Agreement (the "Account"). In addition, any and all outstanding
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balance. With respect thereto (including, without limitation, all amount owning for the payment of goods and services periodic finance charges, late and other charges) and all records developed and retained by Capital One in connection therewith shall be the sole property of Capital One or its assigns and Carrier shall have no rights or interests therein. Capital One agrees to share with Carrier on a semiannual basis, aggregate data regulations, regarding purchase activity of the portfolio, including breakdowns by merchant type and specific merchant,

5. Fees

      (a) Lake Tel agrees to pay Carrier a one time fee (the "Carrier Fee") of ten dollars ($10.00) for each Activated Account booked by Capital One pursuant to the Carrier Program, The Carrier Fee shall be paid by Lake Tel to Carrier within thirty (30) days of Lake Tel's receipt of payment for each Activated Account from Capital One pursuant to the separate agreement between Lake Tel and Capital One (the "Agency Agreement"). An Activated Account is an account that the account holder has provided sufficient funds for the Security Account to have a credit card issued.

      (b) Carrier agrees that it is being compensated for, its participation in the Carrier Program solely by Lake Tel Inc. ("Lake Tel") and that it shall not seek any additional compensation from Capital One for such participation. Capital One's sole responsibility with respect to such compensation shall be to pay the amounts owed to Lake Tel in accordance with the Agency Agreement.

6. Card member Statements

      (a) Subject to reasonable space, weight, size, content, and scheduling restrictions, and upon Capital One's prior review and approval, which shall not be unreasonably withheld, Carrier may periodically include informational inserts or statement messages in cardholder statements mailed by Capital One to Customers.

      (b) Capital One will pay for the normal cost of inserting into statements as described in subsection 7(a) above, excluding the cost of preparing and producing the actual insert which shall be the sole responsibility of the Carrier. In addition, if the inserts added by Carrier increase the postal expense incurred by Capital One to mail statements with such inserts, then Capital One shall inform Carrier in advance and, provided Carrier agrees to reimburse Capital One for such incremental postage expense, Capital One will include such insertion.

7. Relationship

      Nothing in this Agreement is intended to or shall be construed to constitute or establish an agency, joint venture, partnership or fiduciary relationship between the parties, and neither party shall have the right or authority to act for or on behalf of the other parties.

8. Confidentiality

      (a) For the term of this Agreement and for a period of two (2) years following its expiration or termination for, any reason whatsoever, Capital One and Carrier (including their respective officer, directors, employees, agents, and assigns) shall keep confidential any and all information obtained from the other party concerning the assets, properties, business, services, clients, trade secrets, organizational structure, philosophy, objectives, financial information (including without limitation this Agreement) or portfolio performance for any purpose other than that purpose contemplated under this Agreement. However, no party hereto shall be obligated to keep confidential any information which: (i) was not marked confidential and was in possession of the receiving party prior to this Agreement; (ii) was lawfully obtained from a third party; or (iii) is required to be disclosed pursuant to applicable legal and/or regulatory requirements.
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      (b) Except as may be required by law, regulation or any Governmental
Authority, neither Capital One nor Carrier, nor any of their respective affiliates, shall issue a press release or make public announcement or any disclosure to any third party related to the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

9. Representations and Warranties

      (a) Capital One represents and warrants that the execution and delivery by Capital One of this Agreement, and the performance by Capital One of the transactions contemplated hereby, are within Capital One's corporate powers, have been duly authorized by all necessary corporate action, do not require any consent or other actions by or in respect of or filing with, any third party or governmental body or agency (other than informational filing required by Visa), and do not contravene, violate or conflict with, or constitute a default under, any provision of applicable law or regulation or of the chatter or by-laws of Capital One or of any agreement, judgment, injunction, order, decree or other instrument binding upon Capital One.

      (b) The Carrier represents and warrants that it is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of New York. Carrier further represents and warrants that (i) the execution and delivery by Carrier of this Agreement, and the performance by Carrier of the transactions contemplated hereby, are within Carrier's powers, have been duly authorized by all necessary action, that any consent or other action by or in respect of, filing with, any third party or any governmental body or agency has been obtained or fulfilled, and do not contravene, violate or conflict with, or constitute a default under, any provision of applicable law, regulation, or under any governing documents, charter or bylaw, or any Carrier, and their representative who signs this Agreement, both represents and warrants that they have the right, power and authority to execute this Agreement and act in accordance herewith.

10. Release and Indemnification

      (a) Capital One shall not be responsible in any way for any misrepresentation, negligent act or omission or willful misconduct of Carrier or Lake Tel, their affiliates, officers, directors, agents, or employees in connection with the entry into or performance of any obligation of Carrier under this Agreement.

      (b) Carrier shall not be responsible in my way for any misrepresentation, negligent act or omission or willful misconduct of Capital One or Lake Tel, their affiliates, officers, directors, agents, or employees in connection with the entry into or performance of any obligation of Capital One under this Agreement.

      (c) Capital One shall indemnify, defend and hold Carrier harmless from and against all claims, actions, suits or other proceedings, and any and all judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements), arising from or in any way relating to (i) any actual or alleged violation or inaccuracy of any representations or warranty of Capital One contained in Paragraph 9 above and (ii) any negligent act or omission or willful misconduct of Carrier or its directors, officers, employees, Agents or assigns in connection with the entry into or performance of this Agreement.

      (d) Carrier shall indemnify, defend and hold Capital One harmless from and against all claims, actions, suits or other proceedings, and any and all judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements), arising from or in any way relating to (i) any actual or alleged violation or inaccuracy of any representation or warranty of Carrier contained in Paragraph 9 above and (ii) any negligent act or omission or willful misconduct of Carrier or its directors,
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officers, employees, agents or assigns in connection with the entity into or performance of this Agreement.

11. Term/Termination

      (a) This Agreement shall be effective as of the date hereof and shall continue for an initial term of five (5) years. Following. the initial term, this Agreement shall be automatically renewed for successive renewal terms of two (2) years each unless, at least 90 days prior to the expiration of the initial term or the then current renewal term, either party shall have notified the other in writing of its decision not to renew this Agreement if the terms hereof are to be amended in connection with any renewal, an appropriate addendum shall be added hereto reflecting, as applicable, the revised terms hereof.

      (b) If there is a material default by either party in the performance of the terms and conditions of this Agreement, and such default shall not have been cured, within a period of 30 days after receipt of written notice thereof (setting forth in detail the nature of such default), then this Agreement shall terminate as of the 31st day following the receipt of such written notice-

      (c) This Agreement shall be deemed immediately terminated, without the requirement of further action or notice by either party, in the event that either party, or a direct or indirect holding company of either party, shall become subject to voluntary or involuntary bankruptcy, insolvency, receivership, conservatorship, or like proceedings (including, but not limited to, the takeover of such party by the applicable regulatory agency) pursuant to applicable state or federal law.

      (d) In the event that any material change in any federal, state or local law, statute, operating rule or regulation, or any material change in any operating rule or regulation of Visa makes the continued performance of this Agreement under the then current terms and conditions unduly burdensome, then either party shall have the right to terminate this Agreement upon 90 days advance written notice. Such written notice shall include a detailed explanation and evidence of the burden imposed as result of such change.

      (e) In the event that any representation set forth in Paragraph 9 of this Agreement shall prove to be materially untrue, either party shall have the right to immediately terminate this Agreement and all of its obligations contained herein by notice to the other party, except as to payments of fees for Activated Accounts as set forth in Paragraph 5.

12. Exclusivity

      Capital One shall have the exclusive right to perform the secured VISA/Mastercard credit card services contemplated by this Agreement and Carrier agrees that during the term hereof it shall not by itself or in conjunction with others, directly or indirectly, or through any parent, affiliate or subsidiary, sell, offer or endorse, or enter into any agreement with others for the provision of secured VISA/Mastercard credit cards to Customers.

13. Non-Competition

      With respect to all Accounts established pursuant to this Agreement, Carrier agrees that neither Carrier nor any entity which Carrier, controls shall by itself or in conjunction with others, directly or indirectly, during the term of this Agreement (including any Renewal Term), specifically target any offer of a credit card debit card or related products to Cardholders possessing a Secured Credit Card. This expressly permits the issuance by Carrier of its own credit, debit or related telecommunications and related card. This provision shall not place any additional restriction on use of the Customer list by Carrier.
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14. Notices

      Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered either by personal delivery; by telex, telegram, mailgram or telecopy; by nationally recognized overnight courier service; or by certified or registered mail, return receipt requested, addressed as follows:

                   If to Capital One, to:

                       Capital One Bank
                       11013 West Broad Street Road
                       Glen Allen, VA 23060
                       Attention: William Horwitz

                   If to Carrier, to:
                       Telecommunications Service Center, Inc.
                       412 East Madison, Suite 1200
                       Tampa, Fl 33602

                   If to Lake Tel Inc., to:

                       Lake Tel, Inc.
                       c/o Gerald A. Resnick, Esq.
                       420 East 64th Street, E.PH.E
                       New York, New York 10021
                       Tel.212-832-6825
                       Fax.212-980-9534

or to such other person or address as either party shall have previously designated to the other by written notice given in the manner, set forth above. Notices shall be deemed given one day after sent, if sent by telex, telegram, mailgram, telecopy or by overnight courier; when delivered and receipted for, if hand delivered: or when receipted for (or upon the date of attempted delivery where delivery is refused) if sent by certified or registered mail, return receipt requested,

15. Entire Agreement/Amendment

      This Agreement constitutes the entire understanding between the parties with respect to the subject matter and supersedes all prior written and oral proposals, understandings, agreements and representations, all of which are merged herein. No amendment or modification of this agreement shall be effective unless it is in writing and executed by all of the parties hereto.

16. NonWaiver of Default.

      The failure of either party to insist, in any one or more instances, on the performance of any terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder of the future performance of any such term or condition, and the obligations of the non-performing party with respect thereto shall continue in full force and effect.
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      17. Severability

      In the event that any provision of this Agreement shall, for any reason, be deemed to be invalid and unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

      18. Governing Law

      This Agreement shall be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

      19. Agreement to be Bound by Contract

      This Agreement shall be binding upon the parties hereto, and also upon their successors and permitted assigns; and the parties hereto agree for themselves and their successors and permitted assigns, to execute any instrument and to perform any acts which may be reasonably necessary or proper to carry out the purpose of this Agreement.

      20. Section Captions

      The section captions are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular sections to which they refer.

      21. No Third Party Beneficiary

      Except with respect to Capital One's obligation to compensate Lake Tel for the Secured Credit Cards booked pursuant to this Agreement, the parties agree that no third party beneficiary is created by this Agreement.

      IN WITNESS Whereof, the parties have duly executed, this Agreement as of the day and year first written above.

CAPITAL ONE BANK                      Telecommunications Service Center, Inc.


By: /s/ [illegible]                    By: /s/ Hal Shankland
   ---------------------                 -------------------------------
                                               Hal Shankland
Title: Business Director               Title:  President


LAKE TEL, INC.

By: /s/ Gerald Resnick
    -------------------
      Gerald Resnick
Title CHAIRMAN